Exhibit 99.1

alaska Governor MIKE Dunleavy visits whistler GoLD-CoPPER project and U.S. Goldmining Provides Update on Proposed access road

Anchorage, Alaska – August 8, 2023 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) is pleased to provide details on Alaska State Governor Mike Dunleavy’s recent visit to the Company’s Whistler gold-copper project (“Whistler”) in Alaska, USA. The Company is also pleased to provide updates on recent significant advancements in Alaska State’s ‘Roads to Resources’ initiative which includes the proposed West Susitna Access Road (“WSAR”) to the Whistler project.

Highlights:

●	Alaska State Governor Mike Dunleavy and Alaska Department of Transportation and Public Facilities (“DOT&PF”) Commissioner, Ryan Anderson, visited the Company’s Whistler Project on August 3, 2023, accompanied by U.S. GoldMining’s CEO, Tim Smith.

●	Governor Dunleavy’s visit to Whistler comprised part of an overview tour of the WSAR, a proposed approximately 100 mile-long road corridor which will connect Whistler with existing highway, rail, power and port infrastructure, and a large and skilled workforce living in the tri-city municipalities of Anchorage, Palmer and Wasilla.

●	On July 27, 2023, DOT&PF announced plans to include the first 15 miles of the WSAR, including a major bridge over the Susitna River, within the draft ‘2024-2027 Statewide Transportation Improvement Program’ with funding set aside for construction to begin in 2025, pending permitting.

●	Subsequent to the DOT&PF announcement, on July 28, 2023, the Alaska Industrial Development and Export Authority (“AIDEA”) announced that it will continue working on a separate and additional portion of the WSAR, extending beyond the proposed DOT&PF road build to establish an industrial access corridor to several exploration and development projects in the West Susitna Mining District, including the Company’s Whistler project.

●	On July 18, 2023, Matanuska-Susitna (“MatSu”) Borough Assembly recently approved a resolution to pursue federal or state funding to convert 18 miles of partially completed rail embankment into a paved road suitable for heavy haulage, which will link the DOT&PF planned portion of the WSAR with Port Mackenzie existing port facilities and infrastructure.

Tim Smith, CEO of U.S. GoldMining, commented: “We greatly appreciate Governor Dunleavy visiting the Whistler project as we ramp up our exploration and development activities at site. Alaska’s policy under Governor Dunleavy’s administration of investing in critical infrastructure to stimulate growth in Alaska’s economy, was an important catalyst for U.S. GoldMining to launch its highly successful IPO in April 2023. The State’s and MatSu Borough’s investment in the design, permitting and potential build of the proposed transportation corridor represents significant benefits to the State and people of Alaska in providing good jobs and economic opportunities via the future potential development of natural resources in the West Susitna Mining District. U.S. GoldMining looks forward to working with all governments, agencies and stakeholders as we advance the exciting Whistler gold-copper project”.

About the proposed West Susitna Access Road

The WSAR comprises an approximately 100-mile-long transportation corridor across the West Susitna valley to the Alaska Range, which will connect existing road, power, rail and port infrastructure in the MatSu Valley with the West Susitna Mining District. The proposed road has been the subject of several studies over the past decade which have indicated that a road would provide significant benefits to the local community and the State of Alaska including recreation, subsistence and other resource harvesting opportunities and enable access to a mining epicenter for gold, copper and strategic minerals. The route of the current road design lies 100% on MatSu Borough owned or State of Alaska land.

Figure 1 U.S. GoldMining CEO Tim Smith (left) and Alaska Governor Mike Dunleavy (right) standing on the Whistler Gold-Copper Project, overlooking the camp site, airstrip and Skwentna River valley. August 3, 2023.

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Whistler Deposit
Petersville
Talkeetna
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Whistler Gold-Copper Property
Proposed West Susitna Access Road
State Highway 3
Susitna River
Willow
AIDEA
DOT
Wasilla
Palmer
MatSu
Port Mackenzie
Anchorage
Beluga
Tyonek
50 km
Legend
Communities
Electric Transmission Lines
Proposed West Susitna Access Road
Railway
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Whistler Property Outline

Figure 2 Map of the Matanuska-Susitna (“MatSu”) district showing the designed route of the proposed West Susitna Access Road (“WSAR”) which would connect the Whistler Project with highway, rail, power and port infrastructure adjacent to the fastest growing region in Alaska, the MatSu Valley and twin cities of Wasilla and Palmer. The WSAR is labelled with the lead proponent for each segment of the road, including: AIDEA (“Alaska Industrial Development and Export Authority”); ‘DOT’ (Alaska “Department of Transportation”); and ‘Matsu’ (“Matsu Borough Assembly”).

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is a mining, exploration and development company focused on advancing the Whistler gold-copper project, located 105 miles (170 km) northwest of Anchorage, Alaska, U.S.A. The Whistler project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package totaling approximately 217.5 sq km (53,700 acres). Visit www.usgoldmining.us for more information.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chair

Tim Smith, Chief Executive Officer

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Forward-Looking Statements

This news release contains certain forward-looking statements, including forward-looking information and statements within the meanings of applicable Canadian securities laws and within the meaning of the United States federal securities laws (collectively, “forward-looking statements”). Such statements include statements with regard to the Company’s expectations regarding the Whistler project, planned exploration and development work and the potential to expand existing resource estimates. Words such as “expects”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the applicable Canadian regulatory authorities and with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the IPO, as well as other filings made by the Company with the applicable Canadian regulatory authorities available on SEDAR at www.sedarplus.ca and with the SEC on EDGAR at www.sec.gov. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.